As filed with the Securities and Exchange Commission on June 24, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACHAOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	7000 Shoreline Court, Suite 371 South San Francisco, CA 94080 (650) 800-3636	68-0533693
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)
Kenneth J. Hillan, M.B., Ch.B.
President and Chief Executive Officer
Achaogen, Inc.
7000 Shoreline Court, Suite 371
South San Francisco, CA 94080
(650) 800-3636
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark V. Roeder, Esq. Brian J. Cuneo, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☒
Non-accelerated filer	☐	Smaller reporting Company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	7,999,996 shares	$34,479,982.76	$3,472.14
Common Stock, $0.001 par value per share, issuable upon the exercise of warrants	1,999,999 shares	$8,619,995.69	$868.04
Total	9,999,995 shares	$43,099,978.45	$4,340.18

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on June 22, 2016, as reported on The NASDAQ Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated June 24, 2016
PROSPECTUS

9,999,995 Shares of Common Stock
This prospectus relates to the proposed resale or other disposition of up to 9,999,995 shares of Achaogen, Inc. common stock, par value $0.001 per share, by the selling stockholders identified in this prospectus. Of these shares, 7,999,996 shares are outstanding shares of common stock held by the selling stockholders and 1,999,999 shares are shares of common stock issuable upon the exercise of warrants held by the selling stockholders. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders. We will, however, receive the net proceeds of any warrants exercised for cash.
The selling stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 9 for more information about how the selling stockholders may sell or dispose of their shares of common stock.
Our common stock is traded on The NASDAQ Global Market under the symbol “AKAO”. On June 23, 2016, the last reported sale price for our common stock on The NASDAQ Global Market was $3.99 per share.
Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 2 of this prospectus and in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is	, 2016.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, certain selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.
We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.

ABOUT THE COMPANY
We are a clinical-stage biopharmaceutical company passionately committed to the discovery, development, and commercialization of novel antibacterials to treat multi-drug resistant (“MDR”) gram-negative infections. We are developing plazomicin, our lead product candidate, for the treatment of serious bacterial infections due to MDR Enterobacteriaceae, including carbapenem-resistant Enterobacteriaceae.
We were incorporated in Delaware in 2002 and commenced operations in 2004. Our principal executive offices are located at 7000 Shoreline Court, Suite 371, South San Francisco, California 94080, and our telephone number is (650) 800-3636. Our website address is www.achaogen.com. The information on, or that can be accessed through, our website is not part of this prospectus. We have included our website address as an inactive textual reference only. References in this prospectus to “we,” “us,” “our,” “our company” or “Achaogen” refer to Achaogen, Inc.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering of common stock (December 31, 2019), (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.0 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Quarterly Report on Form 10-Q and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•
our expectations regarding the timing of enrollment and completion of our Phase 3 EPIC (Evaluating Plazomicin In cUTI) trial to evaluate the safety and effectiveness of plazomicin for the treatment of complicated urinary tract infections (“cUTI”) and our Phase 3 CARE (Combating Antibiotic Resistant Enterobacteriaceae) trial, including in each case our expectations regarding the timing of receipt and release of trial results;

•	our expectations regarding the timing of submission of a new drug application for plazomicin following our Phase 3 EPIC trial and/or our Phase 3 CARE trial;

•	our expectations regarding the receipt of approvals to market plazomicin;

•	our expectations regarding the pricing, reimbursement and commercial potential of plazomicin and our other product candidates;

•	our expectations regarding our ability to validate, develop, and obtain regulatory approval for our in vitro assay to measure plazomicin levels;

•	the initiation, timing, progress and results of any preclinical studies and clinical trials we may initiate;

•	our ability to discover and develop additional product candidates and advance such product candidates through preclinical and clinical studies;

•	our future research and development programs;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	the implementation of our business model, strategic plans for our business, product candidates and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	the timing or likelihood of regulatory filings and approvals or of alternative regulatory pathways for any of our product candidates;

•	our ability to establish collaborations or obtain additional government funding or receive funding under existing contracts;

•	our financial performance; and

•	developments and projections relating to our competitors and our industry.

You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We discuss many of these risks in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors.” These forward-looking statements represent our estimates and assumptions only as of the dates of this prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus, as applicable, regardless of the time of delivery of this prospectus or any sale of our common stock and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholders will receive all of the proceeds from this offering.
A portion of the shares covered by this prospectus are issuable upon exercise of warrants to purchase shares of our common stock. Pursuant to conditions set forth in the warrants, the warrants are exercisable under certain circumstances on a cashless basis, and should a selling stockholder elect to exercise on a cashless basis we will not receive any proceeds from the sale of common stock issued upon the cashless exercise of the warrant. Upon any exercise for cash of the warrants, the selling stockholders will pay us the exercise price of the warrants of $3.66 per share. If the selling stockholders exercise, on a cash basis, all of the warrants underlying the shares being registered, we would receive gross proceeds of approximately $7.3 million. We intend to use such proceeds, if any, for general corporate purposes, including working capital. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable.
The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the selling stockholders and our independent registered public accountants.

SELLING STOCKHOLDERS
On June 1, 2016, we entered into a Securities Purchase Agreement with the selling stockholders, pursuant to which we sold in a private placement transaction an aggregate of 7,999,996 shares of our common stock and issued warrants to purchase up to 1,999,999 shares of our common stock. This prospectus covers the sale or other disposition by the selling stockholders or their transferees of up to the total number of shares of common stock issued to the selling stockholders pursuant to the Securities Purchase Agreement plus the total number of shares of common stock issuable upon exercise of the warrants issued to those selling stockholders pursuant to the Securities Purchase Agreement. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares and the shares underlying the warrants issued to the selling stockholders under the Securities Purchase Agreement, and when we refer to the selling stockholders in this prospectus, we are referring to the purchasers under the Securities Purchase Agreement.
Subject to limited exceptions, the warrants issued to the purchasers in the private placement became exercisable on June 3, 2016 at an exercise price of $3.66 per share and will expire five years from the date of issuance. Pursuant to conditions set forth in the warrants, the warrants are exercisable under certain circumstances on a cashless basis. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable.
We are registering the above-referenced shares to permit each of the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” below.
Except as otherwise disclosed in the footnotes below with respect to any other selling stockholder, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.
The following table sets forth the name of each selling stockholder, the number of shares owned by each of the respective selling stockholders, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the selling stockholders assuming all of the shares covered hereby are sold. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder may offer under this prospectus, and assumes the cash exercise of all the warrants for common stock. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders.
The information set forth below is based upon information obtained from the selling stockholders and upon information in our possession regarding the issuance of shares of common stock to the selling stockholders in connection with the private placement transaction. The percentages of shares owned after the offering are based on 26,470,595 shares of our common stock outstanding as of June 3, 2016, including the shares of common stock covered hereby.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares Being Offered		Shares of Common Stock Beneficially Owned After Offering(3)
		Shares	Warrant Shares(2)	Number	Percent
Growth Equity Opportunities Fund IV, LLC(4)	5,893,910	4,715,128	1,178,782	—	—
Entities Affiliated with EcoR1 Capital, LLC(5)	1,964,635	1,571,708	392,927	—	—
Entities Affiliated with Sphera Funds Management Ltd.(6)	1,571,708	1,257,366	314,342	—	—
Entities Affiliated with DAFNA Capital Management, LLC(7)	392,926	314,341	78,585	—	—
Blake A. Wise(8)	181,416	141,453	35,363	4,600	*

*	Less than one percent of our outstanding shares of common stock.

(1)
“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d‑3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of June 3, 2016.

(2)	Assumes the exercise for cash of all warrants to purchase common stock offered in this prospectus held by the selling stockholders without regard to restrictions on exercise.

(3)
Assumes that all shares being registered in this prospectus are resold to third parties and that with respect to a particular selling stockholder, such selling stockholder sells all shares of common stock registered under this prospectus held by such selling stockholder.

(4)
Consists of (i) 4,715,128 shares of common stock directly owned by Growth Equity Opportunities Fund IV, LLC (“GEO”) and (ii) 1,178,782 shares of common stock that may be acquired upon exercise of a warrant held by GEO. The warrant may not be exercised to the extent such exercise would cause the holder of such warrant (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates) to beneficially own more than 19.99% of the shares of our common stock then outstanding, provided, that the holder of the warrant has a contractual right to change the 19.99% limitation to any other percentage (in no event to exceed 19.99%). The shares and warrants directly held by GEO are indirectly held by New Enterprise Associates 15, L.P. (“NEA 15”), which is the sole member of GEO; NEA Partners 15, L.P. (“NEA Partners 15”), which is the sole general partner of NEA 15; NEA 15 GP, LLC (“NEA 15 LLC”), which is the sole general partner of NEA Partners 15; and each of the individual managers of NEA 15 LLC. The individual Managers of NEA 15 LLC (the “NEA 15 Managers”) are Peter J. Barris, Forest Baskett, Anthony A. Florence, Jr., Krishna “Kittu” Kolluri, Joshua Makower, David M. Mott, Scott D. Sandell, Ravi Viswanathan, Jon Sakoda, Peter W. Sonsini and Harry R. Weller. NEA 15, NEA Partners 15, NEA 15 LLC, and the NEA 15 Managers share voting and dispositive power over the shares directly owned by GEO. All indirect holders of the above referenced shares and warrant disclaim beneficial ownership of the applicable shares directly owned by GEO, except to the extent of their actual pecuniary interest therein. The address of GEO, NEA 15, NEA Partners 15, and NEA 15 LLC is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(5)
Consists of (i) 1,154,420 shares of common stock directly owned by EcoR1 Capital Fund Qualified, L.P. (“Qualified Fund”), (ii) 288,605 shares of common stock that may be acquired upon exercise of a warrant held by Qualified Fund, (iii) 417,288 shares of common stock directly owned by EcoR1 Capital Fund, L.P. (“Capital Fund”), and (iv) 104,322 shares of common stock that may be acquired upon exercise of a warrant held by Capital Fund. The warrants may not be exercised to the extent such exercise would cause the holder of such warrants (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates) to beneficially own more than 4.99% of the shares of our common stock then outstanding, provided, that the holder of the warrants has a contractual right to increase or decrease the 4.99% limitation to any other percentage (in no event to exceed 19.99%). EcoR1 Capital, LLC (“EcoR1 Capital”) is the general partner of Qualified Fund and Capital Fund. Oleg Nodelman is the manager of EcoR1 Capital. EcoR1 Capital and Mr. Nodelman may be deemed to have shared voting and investment power over the shares directly owned by Qualified Fund and Capital Fund. The address for Qualified Fund and Capital Fund is 409 Illinois Street, San Francisco, CA 94158.

(6)
Consists of (i) 1,213,359 shares of common stock directly owned by Sphera Global Healthcare Master Fund (“Master Fund”), (ii) 303,340 shares of common stock that may be acquired upon exercise of a warrant held by Master Fund, (iii) 44,007 shares of common stock directly owned by HFR HE Sphera Global Healthcare Master Trust (“Master Trust”), and (iv) 11,002 shares of common stock that may be acquired upon exercise of a warrant held by Master Trust. The warrants may not be exercised to the extent such exercise would cause the holder of such warrants (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates) to beneficially own more than 9.99% of the shares of our common stock then outstanding, provided, that the holder of the warrants has a contractual right to increase or decrease the 9.99%

limitation to any other percentage (in no event to exceed 19.99%). Master Fund is a subsidiary of Sphera Global Healthcare Fund (“Healthcare Fund”). Sphera Global Healthcare Management LP (“Sphera Global Management”) acts as the investment manager of Master Fund, Healthcare Fund and Master Trust. Sphera Global Healthcare GP Ltd. serves as the general partner of Sphera Global Management, and is a joint venture between Moshe Arkin (“Arkin”), and Sphera Funds Management Ltd. (“Sphera Funds Management”). Doron Breen, Ron Senator and Israel Mor are the three largest shareholders of Sphera Funds Management. Sphera Global Healthcare GP Ltd., Arkin and Sphera Funds Management, may be deemed to have shared voting and investment power over the shares directly owned by Master Fund and Master Trust and disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein, if any. The address for Master Fund and Master Trust is 21 Ha’arbaa Street, Tel-Aviv, Israel 64739.

(7)
Consists of (i) 188,605 shares of common stock directly owned by DAFNA LifeScience, L.P. (“DAFNA LifeScience”), (ii) 47,151 shares of common stock that may be acquired upon exercise of a warrant held by DAFNA LifeScience, (iii) 125,736 shares of common stock directly owned by DAFNA LifeScience Select, L.P. (“DAFNA Select”), and (iv) 31,434 shares of common stock that may be acquired upon exercise of a warrant held by DAFNA Select. DAFNA Capital Management, LLC (“DAFNA Capital”) is the investment adviser to DAFNA LifeScience and DAFNA Select (“DAFNA Funds”), Nathan Fischel is Chief Executive Officer of DAFNA Capital and Fariba Ghodsian is the Chief Investment Officer of DAFNA Capital. DAFNA Capital, Drs. Fischel and Ghodsian may be deemed to have shared voting and investment power over the shares directly owned by each of the DAFNA Funds. The address for each of the DAFNA Funds is 10990 Wilshire Blvd., Suite 1400, Los Angeles, CA 90024.

(8)
Consists of (i) 143,053 shares of common stock directly owned by the Blake A. Wise Living Trust (the “Wise Trust”), (ii) 3,000 shares of common stock directly owned by Mr. Wise and (iii) 35,363 shares of common stock that may be acquired upon exercise of a warrant held by the Wise Trust. Mr. Wise has served as our Chief Operating Officer since October 2015. Mr. Wise is the sole trustee of the Wise Trust and has sole voting and investment power over the shares directly owned by the Wise Trust. The address for Mr. Wise is 22 Bel Air Drive, Orinda, CA 94563.

PLAN OF DISTRIBUTION
The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. If we are notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.
The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than eight percent of the initial gross proceeds from the sale of any security being sold.
We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.
We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, or (b) the date on which the shares of common stock covered by this prospectus may be sold or transferred by non-affiliates without any volume limitations or pursuant to Rule 144 of the Securities Act.

VALIDITY OF THE SECURITIES
The validity of the common stock being offered by this prospectus has been passed upon for us by Latham & Watkins LLP, Menlo Park, California.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2015, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Our SEC filings are also available at the SEC’s website at www.sec.gov. In addition, we maintain a website that contains information about us at www.achaogen.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.
This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of this offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	our Annual Report on Form 10‑K for the fiscal year ended December 31, 2015, filed with the SEC on March 15, 2016 (File No. 001-36323);

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2016 (File No. 001-36323);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 5, 2016 (File No. 001-36323);

•
our Current Reports on Form 8-K filed with the SEC on January 12, 2016, April 5, 2016, June 2, 2016 (with respect to Items 1.01, 3.02 and 8.01 only), June 3, 2016, June 16, 2016 and June 24, 2016, as well as our Current Report on Form 8-K/A filed with the SEC on January 20, 2016, amending our Current Report on Form 8-K filed on November 5, 2015 (File No. 001-36323); and

•
the description of our common stock contained in our registration statement on Form 8-A (File No. 001-36323), filed with the SEC under Section 12(b) of the Exchange Act on February 25, 2014, including any amendments or reports filed for the purpose of updating such description.

These documents may also be accessed on our website at www.achaogen.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:
Achaogen, Inc.
7000 Shoreline Court, Suite 371
South San Francisco, CA 94080
(650) 800-3636
Attention: Chief Financial Officer

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby, other than the Securities and Exchange Commission registration fee.

SEC registration fee	$4,340
Legal fees and expenses	75,000
Accounting fees and expenses	15,000
Printing and miscellaneous expenses	10,000
Total	$104,340
Item 15. Indemnification of Directors and Officers.
As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duties of care as directors. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.
These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.
As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that:

•	we may indemnify our directors, officers and employees, to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•
we may advance expenses to our directors, officers and employees, in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our amended and restated bylaws are not exclusive.
Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have also entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
Item 16. Exhibits.
(a)    Exhibits
A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.
Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California, on the 24th day of June, 2016.
Achaogen, Inc.

By:	/s/ Kenneth J. Hillan

Name:	Kenneth J. Hillan, M.B., Ch.B.

Title:	President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth J. Hillan and Zeryn Sarpangal, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kenneth J. Hillan	President, Chief Executive Officer and Director (principal executive officer)	June 24, 2016
Kenneth J. Hillan, M.B., Ch.B.
/s/ Zeryn Sarpangal	Vice President of Human Resources and Corporate Affairs (principal financial and accounting officer)	June 24, 2016
Zeryn Sarpangal
/s/ Bryan E. Roberts	Chairman of the Board	June 24, 2016
Bryan E. Roberts, Ph.D.
/s/ Michael Fischbach	Director	June 24, 2016
Michael Fischbach, Ph.D.
/s/ Alan B. Colowick	Director	June 24, 2016
Alan B. Colowick, M.P.H., M.D.
/s/ John C. Doyle	Director	June 24, 2016
John C. Doyle
/s/ Kent Lieginger	Director	June 24, 2016
Kent Lieginger, Pharm.D.
/s/ John W. Smither	Director	June 24, 2016
John W. Smither
/s/ Gregory Stea	Director	June 24, 2016
Gregory Stea

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference to Filings Indicated				Provided Herewith
		Form	File No.	Exhibit No.	Filing Date
3.1	Amended and Restated Certificate of Incorporation.	8-K	001-36323	3.1	3/17/2014
3.2	Amended and Restated Bylaws.	8-K	001-36323	3.2	3/17/2014
4.1	Reference is made to Exhibits 3.1 through 3.2.
4.2	Form of Common Stock Certificate.	S-1/A	333-193559	4.1	3/10/2014
4.3	Form of Warrant issued pursuant to the Securities Purchase Agreement by and among Achaogen, Inc. and the purchasers named therein, dated June 1, 2016.					X
5.1	Opinion of Latham & Watkins LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).					X
99.1	Registration Rights Agreement by and among Achaogen, Inc. and the investors signatory thereto, dated June 1, 2016.					X